Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information

Investor Contact:

Mark Namaroff

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Third Quarter Ended

April 30, 2015 and Declares Quarterly Cash Dividend

Revenue and Earnings Growth Inline with Expectations; On Track for Solid FY 2015 Performance

PEABODY, Mass. (June 4, 2015) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its third quarter ended April 30, 2015.

Highlights during the third quarter (comparisons are against Q3 of fiscal 2014) included:

•	Revenue of $134 million, up 8%

•	Gross margin of 42%

•	GAAP operating margin of 6%; Non-GAAP operating margin of 10%

•	GAAP diluted EPS of $0.72; Non-GAAP diluted EPS of $1.07

•	Positive operating cash flow of $7 million

•	Siemens received FDA approval for 3D tomosynthesis using Analogic’s selenium detector technology

Revenue for the third quarter of fiscal 2015 was $133.6 million, an increase of 8% compared with revenue of $124.0 million in the third quarter of fiscal 2014. GAAP net income for the third quarter of fiscal 2015 was $9.1 million, or $0.72 per diluted share, compared with net income of $7.8 million, or $0.62 per diluted share, in the third quarter of fiscal 2014. Non-GAAP net income for the third quarter was $13.5 million, or $1.07 per diluted share, compared with $11.8 million, or $0.94 per diluted share, in the prior year’s third quarter. Included in both GAAP and non-GAAP net income for the third quarter of fiscal 2015 is $3.0 million, or $0.24 per diluted share, of discrete tax benefits.

For the first nine months of fiscal 2015, revenue totaled $385.8 million, consistent with the same period in the prior year. Year-to-date GAAP net income was $22.6 million, or $1.79 per diluted share, compared with $23.3 million, or $1.84 per diluted share, from the same period last year.

Included in our GAAP net income last fiscal year were discrete tax benefits of $8.8 million, or $0.69 per diluted share. Year-to-date non-GAAP net income was $35.0 million, or $2.77 per diluted share, compared with $27.5 million, or $2.17 per diluted share, in the same period last year. Included in both GAAP and non-GAAP net income for the first nine months of fiscal 2015 is $3.0 million, or $0.24 per diluted share, of discrete tax benefits.

Jim Green, president and CEO, commented, “Our operating performance for the third quarter was inline with our expectations. Overall business revenue grew 10% on a constant currency basis with solid Ultrasound performance in North America and Europe. As expected, our Security business saw very strong growth and our Medical Imaging business remained stable.”

Green continued, “For the fourth quarter we see strong revenue growth, driven by double-digit growth in Ultrasound and Security. We expect overall fiscal year revenue to grow 3-4%, with mid-single-digit growth on a constant currency basis and non-GAAP operating margins improving 1-2 points.”

Segment Revenues

Revenue from our Medical Imaging segment was $71.9 million for the third quarter of fiscal 2015, consistent with revenue of $71.6 million in the same period of fiscal 2014. Medical Imaging revenues remain flat on a quarterly basis driven by CT and mammography, offset by MRI. On a year-to-date basis, Medical Imaging revenue was $211.8 million, consistent with the prior year.

Our Ultrasound segment revenue was $38.6 million for the third quarter of fiscal 2015, 3% growth over the $37.3 million in the same period of fiscal 2014. On a constant currency basis, the growth in Ultrasound was 10% for the quarter due to strong sales in North America and Europe. Year-to-date, Ultrasound revenue was $118.8 million, up 6% from the prior year, or 10% in constant currency.

Security and Detection segment revenue was $23.1 million for the third quarter of fiscal 2015, up 53% from revenue of $15.1 million in the same period of fiscal 2014, due to the timing of medium-speed and high-speed system shipments, as a large portion of our stated backlog had been scheduled to ship in the back half of the fiscal year. Year-to-date, Security and Detection revenue was $55.2 million, up 6% from the prior year.

Quarterly Cash Dividend

On June 1, 2015, Analogic’s Board of Directors declared a $0.10 cash dividend for each common share for its third fiscal quarter ended April 30, 2015. The cash dividend will be payable on June 29, 2015 to shareholders of record on June 15, 2015.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, June 4, 2015 at 5:00 p.m. (ET) to discuss results for the third quarter ended April 30, 2015. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference call, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s investor relations website at http://investor.analogic.com.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit http://investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET), Sunday, July 5, 2015. To access the digital replay, dial 1-877-919-4059, or 1-334-323-0140 for international callers. The passcode is 45721223.

The replay of the conference call webcast will be archived at http://investor.analogic.com approximately three hours after the call is completed and will be available through midnight (ET), Sunday, July 5, 2015.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging and real-time guidance technologies used for disease diagnosis and treatment as well as for automated threat detection. Our market-leading ultrasound systems, led by our flagship BK Ultrasound brand, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical practitioners around the world. Our advanced imaging technologies are also used in computed tomography (CT), magnetic resonance imaging (MRI) and digital mammography systems, as well as automated threat detection systems for aviation security. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic and the globe logo are registered trademarks of Analogic Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	April 30, 2015	April 30, 2014	April 30, 2015	April 30, 2014
Net revenue:
Product	$130,479	$122,067	$378,686	$369,992
Engineering	3,080	1,965	7,134	5,559

Total net revenue	133,559	124,032	385,820	375,551

Cost of sales:
Product	75,046	68,717	214,261	213,110
Engineering	2,560	1,961	6,114	5,067

Total cost of sales	77,606	70,678	220,375	218,177

Gross profit	55,953	53,354	165,445	157,374

Operating expenses:
Research and product development	17,156	16,915	50,950	55,795
Selling and marketing	15,928	14,338	47,283	43,603
General and administrative	15,339	12,764	42,634	40,624
Restructuring	(107)	(80)	(317)	216

Total operating expenses	48,316	43,937	140,550	140,238

Income from operations	7,637	9,417	24,895	17,136
Total other income, net	201	882	150	104

Income before income taxes	7,838	10,299	25,045	17,240
(Benefit from) provision for income taxes	(1,286)	2,509	2,437	(6,089)

Net income	$9,124	$7,790	$22,608	$23,329

Net income per share
Basic	$0.73	$0.63	$1.82	$1.88
Diluted	$0.72	$0.62	$1.79	$1.84

Dividends declared and paid per share	$0.10	$0.10	$0.30	$0.30

Weighted-average shares outstanding:
Basic	12,419	12,403	12,401	12,421
Diluted	12,603	12,647	12,601	12,679

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	April 30, 2015	July 31, 2014
Assets:
Cash and cash equivalents	$119,835	$114,540
Accounts receivable, net	101,994	106,436
Inventory	145,251	124,777
Other current assets	30,610	28,021

Total current assets	397,690	373,774
Property, plant, and equipment, net	107,746	114,165
Intangible assets and goodwill, net	109,096	114,321
Other non-current assets	10,004	12,082

Total Assets	$624,536	$614,342

Liabilities and Stockholders’ Equity:
Accounts payable	$37,219	$37,241
Accrued liabilities	34,366	33,465
Other current liabilities	11,487	13,807

Total current liabilities	83,072	84,513
Long-term liabilities	16,942	17,249
Stockholders’ equity	524,522	512,580

Total Liabilities and Stockholders’ Equity	$624,536	$614,342

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

BK Medical Distributor Matter Inquiry-Related Costs

In fiscal year 2011, we identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three and nine months ended April 30, 2015 we incurred $0.3 million and $1.4 million of pre-tax inquiry-related costs, respectively. We incurred $0.4 million and $1.3 million of pre-tax inquiry-related costs during the three and nine months ended April 30, 2014, respectively.

Acquisition-related Expenses

Acquisition-related expenses relate to the amortization of intangibles and fair value adjustments associated with assets acquired and contingent liabilities from our business combinations. These expenses also include other transaction costs related to the acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. During the three and nine months ended April 30, 2015, we incurred $2.3 million and $6.8 million of pre-tax acquisition-related expenses, respectively. We incurred $2.1 million and $7.2 million of pre-tax acquisition-related costs during the three and nine months ended April 30, 2014, respectively.

Restructuring Charges

During the fourth quarter of fiscal year 2014, we implemented our fiscal year 2014 restructuring plan (FY14 restructuring plan) to optimize our operations in Peabody, Massachusetts, which affected 48 employees. In May 2013, we announced our fiscal year 2013 restructuring plan (FY13 restructuring plan) primarily relating to severance and personnel related costs of 115 involuntarily terminated employees, as well as for facility exit costs associated with restructuring activities, including the consolidation of manufacturing and certain support activities currently conducted at the Ultrasonix facility in Vancouver, into operations at our existing facilities, closure of the Ultrasonix sales subsidiary in Paris, France, the transition costs associated with the planned closure of our Englewood, Colorado facility, as we consolidated certain ultrasound transducer manufacturing and development activities into our State College, Pennsylvania facility, and optimization of our operations in Montreal, Canada and Peabody Massachusetts. We continue to have adjustments on our FY14 restructuring plan through April 30, 2015, as we expect to complete restructuring activities in fiscal year 2015 for the FY 14 plan; we substantially completed restructuring activities in fiscal year 2014 for the FY13 plan. We incurred $(0.1) million and $(0.3) million of pre-tax restructuring costs during the three and nine months ended April 30, 2015.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

During the nine months ended April 30, 2014, we excluded from our non-GAAP results $8.8 million in non-recurring tax benefits primarily associated with our Canadian operations. These benefits were excluded from our non-GAAP results as the significant benefit recorded in the second quarter of fiscal year 2014 was non-recurring and management believes not helpful in evaluating short-term and longer-term trends in our operations. No similar benefit or adjustment was recognized during the three and nine months ended April 30, 2015.

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	April 30, 2015	April 30, 2014	April 30, 2015	April 30, 2014

GAAP Income From Operations	$7,637	$9,417	$24,895	$17,136
Share-based compensation expense	3,393	2,888	8,408	8,727
Acquisition-related revenues and expenses	2,287	2,148	6,834	6,674
BK distributor matter inquiry related costs	258	417	1,404	1,328
Restructuring	(107)	(80)	(317)	216

Non-GAAP Income From Operations	$13,468	$14,790	$41,224	$34,081

Percentage of Total Net Revenue	10.1%	11.9%	10.7%	9.1%

GAAP Other Income, net	$201	$882	$150	$104
Acquisition related loss	—	—	—	484

Non-GAAP Other Income, net	$201	$882	$150	$588

Percentage of Total Net Revenue	0.2%	0.7%	0.0%	0.2%

GAAP Net Income	$9,124	$7,790	$22,608	$23,329
Share-based compensation expense	2,366	2,064	5,897	6,026
Acquisition related revenues, expenses and loss	1,924	1,772	5,765	5,888
BK distributor matter inquiry related costs	165	263	893	844
Restructuring	(68)	(57)	(201)	140
Tax benefit	—	—	—	(8,764)

Non-GAAP Net Income	$13,511	$11,832	$34,962	$27,463

Percentage of Total Net Revenue	10.1%	9.5%	9.1%	7.3%

GAAP Diluted Net Income Per Share	$0.72	$0.62	$1.79	$1.84
Effect of non-GAAP adjustments	0.35	0.32	0.98	0.33

Non-GAAP Diluted Net Income Per Share	$1.07	$0.94	$2.77	$2.17